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                                                                     EXHIBIT  11

        STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS - UNAUDITED

    The Company reports net income (loss) per share data on primary and fully diluted bases. Primary net income (loss) per share is based upon the weighted average number of outstanding common shares and common equivalent shares from stock options. Fully diluted net income (loss) per share is based upon (a) the weighted average number of outstanding common shares and common equivalent shares from stock options and adjusted for the assumed conversion of the 7% convertible subordinated debentures and (b) net income (loss) increased by the expenses on the debentures. Computations of net income (loss) per share on the primary and fully diluted bases for the second quarter and first half of 1995 and 1994 were:


                                                                            THE QUARTER ENDED       THE YEAR-TO-DATE ENDED
                                                                          --------------------      ----------------------
                                                                          JULY 2,      July 3,      JULY 2,        July 3,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                                        1995         1994         1995           1994
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PRIMARY NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE
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
Income (loss) from continuing operations                               $   1,950    $  (4,894)   $    (419)     $ (10,219)
Income (loss) from discontinued operations                                  (185)         472         (297)           773
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Net income (loss)                                                      $   1,765    $  (4,422)   $    (716)     $  (9,446)
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Weighted average common shares outstanding                                18,007        7,310       13,391          7,310
Weighted average common equivalent shares from stock options                  --           --           --             --
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Weighted average common shares and equivalent shares                      18,007        7,310       13,391          7,310
--------------------------------------------------------------------------------------------------------------------------
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Primary net income (loss) per share and equivalent share from (1):
    Continuing operations                                              $    0.11    $   (0.67)   $   (0.03)     $   (1.40)
    Discontinued operations                                                (0.01)        0.07        (0.02)          0.11
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Primary net income (loss) per share and equivalent share (1)           $    0.10    $   (0.60)   $   (0.05)     $   (1.29)
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FULLY DILUTED NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE
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Income (loss) from continuing operations                               $    1,950   $  (4,894)   $    (419)     $ (10,219)
Income (loss) from discontinued operations                                   (185)        472         (297)           773
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Net income (loss)                                                           1,765      (4,422)        (716)        (9,446)
Debenture interest and issuance costs                                         295         303          594            604
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Adjusted net income (loss)                                             $    2,060   $  (4,119)   $    (122)     $  (8,842)
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Weighted average common shares outstanding                                 18,007       7,310       13,391          7,310
Weighted average common equivalent shares
    Stock options                                                              --          --           --             --
    7% convertible debentures                                                 804         804          804            804
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Weighted average common shares and equivalent shares                       18,811       8,114       14,195          8,114
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Fully diluted net income (loss) per share and equivalent share from (1):
    Continuing operations                                              $     0.11   $   (0.67)   $   (0.03)     $   (1.40)
    Discontinued operations                                                 (0.01)       0.07        (0.02)          0.11
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Fully diluted net income (loss) per share and equivalent share (1)     $     0.10   $   (0.60)   $   (0.05)     $   (1.29)
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
(1) For the second quarter and first half of 1995 and 1994, the primary and fully diluted net income (loss) per share were the same because the fully diluted computation was antidilutive.
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